UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2014

SKY PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15950 N. Dallas Parkway, Ste 400, Dallas, Texas     75248

 (Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (214) 299-7660

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective May 8, 2014, Sky Petroleum, Inc.. (the “Company”) entered into a Note Extension Agreement with Mark Rachovides, a director of the Company (the “Holder”), in connection with the extension of the maturity date of an issued and outstanding 8% Convertible Promissory Note, due May 8, 2014 (the “Note”), in the principal amount of US$150,000.  Under the terms of the Note Extension Agreement, the Company and the Holder agreed that (i) the Company would pre-pay US$25,000 of Interest due under the Note  and (ii) extend the maturity date of the Note from May 8, 2014 to May 8, 2015.  The Company issued the Holder an Amended and Restated 8% Convertible Promissory Note, due May 8, 2015, which shall amend, supercede and replace in its entirety the originally issued Note.

The Company’s Interim Chief Executive Officer agreed to advance US$25,000 to the Company, without interest, to facilitate payment of the pre-paid Interest.  The advance is payable on demand.

Copies of the Note Extension Ageement and the Amended and Restated 8% Convertible Promissory Note, due May 8, 2015, are filed as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 5.02.  Appointment of Certain Officers.

The Company’s Board of Directors approved the formal appointment of Karim Jobanputra as the Company’s interim Chief Executive Officer, Principal Financial Officer and Secretary to serve in such office until his successor is appointed and qualified.

Item 9.01   Exhibits.

Exhibit	Description
10.1	Form of Note Extension Agreement
10.2	Form of Amended and Restated 8% Convertible Promissory Note, Due May 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

May 9, 2014	By: /s/ Karim Jobanputra Karim Jobanputra Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Note Extension Agreement
10.2	Form of Amended and Restated 8% Convertible Promissory Note, Due May 8, 2015